Exhibit 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation of our report, dated March 11, 2002, included in this Form 10-KSB in the previously filed Registration Statement of H.E.R.C. Products Incorporated on Form S-3 (File numbers 33-92870, 333-5175, and 333-19361), and Form S-8 (File number 333-13349).

McGLADREY & PULLEN, LLP

/s/ McGladrey & Pullen, LLP

Phoenix, Arizona
March 29, 2002